EXHIBIT 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 1, 2011

GMX Resources Inc.

One Benham Place, Suite 600

9400 North Broadway

Oklahoma City, Oklahoma 73114

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton in the registration statements (File No. 333-106311, 333-150356, 333-151916 and 333-167582) on Form S-8 of GMX Resources Inc. and registration statements (File No. 333-150368, 333-171521, 333-173130 and 333-175157) on Form S-3 (Registration Statements), to the references to our letter report dated September 1, 2011 relating to the proved oil and natural gas reserves of GMX Resources Inc. for the year ended December 31, 2010, and to the reference to our firm as experts in such Registration Statements with respect to such report. We further consent to the inclusion of our letter report dated September 1, 2011 in the filing of reports with the Securities and Exchange Commission and the incorporation by reference of such report into such Registration Statements.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716